UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 16, 2016
(Date of earliest event reported)

The Eastern Company
 (Exact name of Registrant as specified in its charter)

Connecticut	0-599	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 729-2255
 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Section 7 – Regulation FD

ITEM 7.01 – Regulation FD Disclosure

On February 16, 2016, the Company issued a press release stating that the Board of Directors of the Company has voted to increase the size of the Board of Directors from five to six members, and to nominate Fred DiSanto for election at the 2016 Annual Meeting to fill the newly-created directorship. Mr. DiSanto has been the Chief Executive Officer of The Ancora Group, a registered investment advisor, since January, 2006, and has been Chairman of the Board since December, 2014. He was recommended to the Board by GAMCO Investors, Inc., the Company’s largest shareholder. The Board of Directors also voted to nominate Charles Henry for reelection to the Board of Directors at the 2016 Annual Meeting.

The information included in this Item 7.01 and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act, and shall not be incorporated by reference into any registration statement under the Securities Act except to the extent, if any, specifically identified in such registration statement as being incorporated by reference therein.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 – Financial Statements and Exhibits

(d)           Exhibits

Exhibit 99.1                                Press Release dated February 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: February 16, 2016	/s/John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer